ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com

Exhibit 99.1
NEWS RELEASE
Exhibit 99.1
Abraxas Announces First Quarter 2017 Results

SAN ANTONIO (May 9, 2017) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three months ended March 31, 2017.

Financial and Operating Results for the Three Months Ended March 31, 2017
The three months ended March 31, 2017 resulted in:

•	Production of 614 MBoe (6,822 Boepd)

•	Revenue of $18.8 million

•	Net income of $13.7 million, or $0.09 per share

•	Adjusted net income(a) (excluding certain non-cash items) of $4.9 million, or $0.03 per share

•	EBITDA(a) of $11.7 million

•	Adjusted EBITDA per bank loan covenants of $15.5 million(a)

(a)	See reconciliation of non-GAAP financial measures below.

Net income for the three months ended March 31, 2017 was $13.7 million, or $0.09 per share, compared to a net loss of $40.9 million, or $0.39 per share, for the three months ended March 31, 2016.

Operational Update

Delaware Basin
In Ward County, Texas, the Caprito 98-201H and Caprito 98-301HR are drilled, cased and scheduled for a June 2017 completion.  The Caprito 98-301HR targeted the Wolfcamp A2 zone and the Caprito 98-201H targeted the Wolfcamp A1 zone.  Abraxas plans to complete the wells with a high rate, high volume slickwater frac using 2400 lbs/foot of proppant and multiple diversions. Abraxas estimates it will own a working interest of approximately 88% in the Caprito 98-201H and 98-301HR.

Abraxas recently spud a two well pad in the Caprito 83-304H and Caprito 83-404H.   The Caprito 83-304H is targeting the Wolfcamp A2 zone and the Caprito 83-404H is targeting the Wolfcamp B zone.  Abraxas estimates it will own a working interest of approximately 81% in the Caprito 83-304H and Caprito 83-404H.

Williston Basin
At Abraxas’ North Fork prospect, in McKenzie County, North Dakota, the Stenehjem 6H-9H are drilled, cased and scheduled for completion in the coming weeks. Abraxas plans to frac each well with a 41 stage completion using 870 lbs/foot of proppant and multiple diversions. Abraxas owns a working interest of approximately 75% in the Stenehjem 6H-9H.

Abraxas recently spud a three well pad on the Company’s Yellowstone unit.   The Yellowstone 2H and 4H will target the Middle Bakken and the Yellowstone 3H will target the Three Forks.   Abraxas owns a working interest of approximately 52% in the Yellowstone 2H-4H.

Eagle Ford/Austin Chalk
In Atascosa County, Texas, Abraxas recently spud the Shut Eye 1H targeting the Eagle Ford formation.  As a reminder, Abraxas will be testing the use of diverters and other enhanced completion and steering techniques to improve the economic viability of the Eagle Ford formation at Jourdanton.   Testing the Eagle Ford will have the added benefit of holding acreage through the entire lower Eagle Ford and maintaining the Austin Chalk rights.

Abraxas will have a 100% working interest in the Shut Eye 1H, which the company plans to complete in July 2017.

2017 Guidance and Liquidity Update
Abraxas reiterates its 2017 full year guidance of 7,800 to 8,600 Boepd on a capital expenditure budget of $110 million. Abraxas also reiterates the Company's cost guidance for the year.

As of March 31, 2017, Abraxas had $18 million drawn on the Company's $300 million revolving credit facility with a Borrowing Base of $115 million and liquidity of approximately $98 million. See "Reconciliation of Non-GAAP Financial Measures" for our calculation of liquidity. Abraxas expects the Company's Borrowing Base to be reaffirmed and the maturity of the revolving credit facility to be extended to 2021 following our regularly scheduled semi-annual borrowing base redetermination in May.

Comments
Bob Watson, President and CEO of Abraxas commented, “After a tumultuous two-year downturn, we are quite pleased with our financial results for the first quarter ended March 31, 2017.  Comparing the first quarter of 2016 with the first quarter of 2017, we enjoyed a near doubling in our revenue, while our cash costs per barrel of equivalent ("Boe")(1) fell 20% to approximately $13.18/Boe.   We expect this trend to continue with the substantial improvement we have seen in oil, gas and NGL realizations and our continued focus on cost control and the divestiture of properties with high operating expenses. ”

“We ended March 31, 2017 with only $18 million of borrowings on our $115 million revolver.   We are currently in negotiations with our bank group on re-affirming and extending this facility on similar terms.   Looking forward, even without expected growth in the line due to associated drilling activity or additional proceeds from planned divestitures, we forecast more than abundant liquidity with which to fund our drilling expenditures and remain acquisitive. Specifically, we expect to be able to utilize our balance sheet strength to expand our position in the Delaware Basin where we continue to pursue bolt-on opportunities on reasonable terms. We look forward to providing an update on these efforts in the very near future.”

“Operationally we remain on schedule.   The Stenehjem 6H-9H Bakken/Three Forks completions will be underway in the coming weeks.  This will be followed by the June completions of the Caprito 98-201H and 301HR in the Wolfcamp and July completion of the Shut Eye 1H in the Eagle Ford.  We are in the process of securing our fracture stimulation needs for our remaining completions this year in the Bakken/Three Forks, Wolfcamp/Bone Spring and Eagle Ford.  Although service availability is tightening, we are confident that our operations will remain on schedule for the foreseeable future.”

(1)  Includes lease operating expenses, production taxes, general and administrative expenses excluding stock based compensation and cash interest.

Conference Call
Abraxas Petroleum Corporation (NASDAQ:AXAS) will host its first quarter 2017 earnings conference call at 11 AM ET on May 10, 2017. To participate in the conference call, please dial 844.778.4143 and enter the passcode 8599480. Additionally, a live listen only webcast of the conference call can be accessed under the investor relations section of the Abraxas website at www.abraxaspetroleum.com. A replay of the conference call will be available through June 7, 2017 by dialing 855.859.2056 and entering the passcode 8599480 or can be accessed under the investor relations section of the Abraxas website.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations across the Permian Basin, Rocky Mountain, and South Texas regions of the United States.

Safe Harbor for forward-looking statements: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for crude oil and natural gas. In addition, Abraxas’ future crude oil and natural gas production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves. Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Geoffrey King/Vice President – Chief Financial Officer
Telephone 210.490.4788
gking@abraxaspetroleum.com
www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

FINANCIAL HIGHLIGHTS

(In thousands except per share data)	Three Months Ended March 31,
	2017	2016

Financial Results:
Revenues	$18,802	$9,564
Net income (loss)	13,690	(40,880)
Net income (loss) per share – basic	$0.09	$(0.39)
Net income (loss) per share – diluted	$0.09	$(0.39)
Capital expenditures	10,957	1,587
EBITDA(a)	11,718	6,948
Adjusted net income (loss), excluding certain non-cash items(a)	4,930	(705)
Adjusted net income (loss), excluding certain non-cash items(a) , per share – basic	$0.03	$(0.01)
Adjusted net income (loss), excluding certain non-cash items(a), per share – diluted	$0.03	$(0.01)
Liquidity(a)	97,811	31,233
Weighted average shares outstanding – basic	154,118	104,709
Weighted average shares outstanding – diluted	156,813	104,709

Production from Continuing Operations:
Crude oil per day (Bblpd)	3,748	3,591
Natural gas per day (Mcfpd)	10,428	8,551
Natural gas liquids per day (Bblpd)	1,336	899
Crude oil equivalent per day (Boepd)	6,822	5,916
Crude oil equivalent (MBoe)	614	538

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$47.62	$43.82
Natural gas ($ per Mcf)	2.18	0.99
Natural gas liquids ($ per Bbl)	10.84	2.48
Crude oil equivalent ($ per Boe)	31.61	28.42

Expenses:
Lease operating ($ per Boe)	$6.71	$8.82
Production taxes (% of oil and gas revenue)	8.6%	12.3%
General and administrative, excluding stock-based compensation ($ per Boe)	$3.20	$3.56
Cash interest ($ per Boe)	0.64	2.05
Depreciation, depletion and amortization ($ per Boe)	8.75	10.94

(a)    See reconciliation of non-GAAP financial measures below.

BALANCE SHEET DATA

(In thousands)	March 31, 2017	December 31, 2016

Cash	$1,061	$—
Working capital	(12,367)	(7,178)
Property and equipment – net	140,957	136,311
Total assets	156,616	161,648

Long-term debt	21,551	96,616
Stockholders’ equity	98,188	18,505
Common shares outstanding	163,847	135,094

Working capital per bank loan covenants (a)	(13,939)	(4,064)

(a)	Excludes current maturities of long-term debt and current derivative assets and liabilities in accordance with our bank loan covenants.

ABRAXAS PETROLEUM CORPORATION CONSOLIDATED
STATEMENTS OF OPERATIONS

(In thousands except per share data)	Three Months Ended March 31,
	2017	2016

Revenues:
Oil and gas production	$18,787	$9,541
Other	15	23
	18,802	9,564
Operating costs and expenses:
Lease operating	4,118	4,751
Production and ad valorem taxes	1,620	1,175
Rig expense	—	79
Depreciation, depletion, and amortization	5,374	5,892
Impairment	—	35,085
General and administrative (including stock-based compensation of $770 and $807, respectively)	2,737	2,725
	13,849	49,707
Operating income (loss)	4,953	(40,143)

Other (income) expense:
Interest expense	507	1,238
Amortization of deferred financing fees	137	164
(Gain) on derivative contracts	(9,381)	(665)
	(8,737)	737
Income (loss) before income tax	13,690	(40,880)
Income tax benefit	—	—
Net income (loss)	$13,690	$(40,880)

Net income (loss) per common share - basic	$0.09	$(0.39)

Net income (loss) per common share - diluted	$0.09	$(0.39)

Weighted average shares outstanding:
Basic	154,118	104,709
Diluted	156,813	104,709

ABRAXAS PETROLEUM CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP") in the United States of America, EBITDA is an appropriate measure of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements. EBITDA is a non-GAAP financial measure as defined under SEC rules. EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. EBITDA excludes some, but not all items that affect net income and may vary among companies. The EBITDA presented below may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) plus interest expense, deferred income taxes, depreciation, depletion and amortization expenses, impairments, unrealized gains and losses on derivative contracts, and stock-based compensation. The following table provides a reconciliation of EBITDA to net income (loss) for the periods presented.

We have also disclosed Adjusted EBITDA per bank loan covenants. Adjusted EBITDA per bank loan covenants is a non-GAAP financial measure as defined under SEC rules. Our management believes that information regarding Adjusted EBITDA per bank loan covenants is material to an understanding of our financial condition and liquidity. Adjusted EBITDA per bank loan covenants should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity. Adjusted EBITDA per bank loan covenants presented below may not be comparable to similarly titled measures of other companies.

(In thousands)	Three Months Ended March 31,
	2017	2016
Net income (loss)	$13,690	$(40,880)
Net interest expense	507	1,238
Depreciation, depletion and amortization	5,374	5,892
Amortization of deferred financing fees	137	164
Impairment	—	35,085
Stock-based compensation	770	807
Unrealized (gain) loss on derivative contracts	(8,760)	4,642
EBITDA	$11,718	$6,948

EBITDA	$11,718	$6,948
Realized loss on derivative monetization	—	448
Monetized derivative contracts	—	4,360
Expenses related to equity offering/loan amendments	3,790	—
Adjusted EBITDA per bank loan covenants	$15,508	$11,756

This release also includes a discussion of “adjusted net loss, excluding certain non-cash items,” which is also a non-GAAP financial measure as defined under SEC rules. The following table provides a reconciliation of adjusted net income (loss), excluding ceiling test impairment and unrealized changes in derivative contracts. Management believes that net income (loss) calculated in accordance with GAAP is the most directly comparable measure to adjusted net income (loss), excluding certain non-cash items. The calculation of adjusted net income (loss), excluding certain non cash items presented below may not be comparable to similarly titled measures of other companies.

Unrealized gains or losses on derivative contracts are based on mark-to-market valuations which are non-cash in nature and may fluctuate drastically from period to period. As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Accounting Standards Codification 815: Derivatives and Hedging as amended and interpreted, which requires Abraxas to either record an unrealized gain or loss based on the calculated value difference from the previous period-end valuation. For example, NYMEX oil prices on March 31, 2016 were $38.34 per barrel compared to $50.60 on March 31, 2017; therefore, the mark-to-market valuation changed considerably from period to period.

(In thousands)	Three Months Ended March 31,
	2017	2016
Net income (loss)	$13,690	$(40,880)
Impairment	—	35,085
Unrealized (gain) loss on derivative contracts	(8,760)	4,642
Realized loss on derivative monetization	—	448
Adjusted net income (loss), excluding certain non-cash items	$4,930	$(705)
Net income (loss) per share – basic	$0.09	$(0.39)
Net income (loss) per share – diluted	$0.09	$(0.39)
Adjusted net income (loss), excluding certain non-cash items, per share – basic	$0.03	$(0.01)
Adjusted net income (loss), excluding certain non-cash items, per share – diluted	$0.03	$(0.01)

Liquidity is calculated by adding the net funds available under our revolving credit facility and cash and cash equivalents. We use liquidity as an indicator of the Company's ability to fund development and exploration activities. However, this measurement has limitations. This measurement can vary from year-to-year for the Company and can vary among companies based on what is or is not included in the measurement on a company's financial statements. This measurement is provided in addition to, and not as an alternative for, and should be read in conjunction with, the information contained in our financial statements prepared in accordance with GAAP (including the notes), included in our SEC filings and posted on our website.

(In thousands)	March 31, 2017	March 31, 2016

Borrowing base	$115,000	$165,000
Cash and cash equivalents	1,061	483
Revolving credit facility - outstanding borrowings	(18,000)	(134,000)
Outstanding letters of credit	(250)	(250)
Liquidity	$97,811	$31,233